EXHIBIT E
                             To the Credit Agreement

                          MANAGEMENT SERVICES AGREEMENT


         THIS AGREEMENT, entered into as of this 6th day of July, 2001, by and between Beijing Chinet Information Technology Company ("CHINET"), a limited enterprise company formed under the laws of the People's Republic of China (the "Company") and CBCOM CHINA, a wholly foreign-owned enterprise formed under the laws of the People's Republic of China (the "Contractor").

                              W I T N E S S E T H:
                              - - - - - - - - - -
         WHEREAS, the Company is engaged in the business of designing, developing, manufacturing, marketing and distributing peripheral equipment, appliances and software for use with personal computers including, without limitation, modems (the "Business of the Company");

         WHEREAS, the Company desires to provide internet services to various users in the People's Republic of China (the "Project");

         WHEREAS, the Company desires to engage the Contractor, as an independent contractor and not as an employee, in connection with the formulation and execution of the Project and the Contractor desires to accept such engagement by the Company, on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Definitions.

         Whenever used in this Agreement, the following terms shall have the meanings set forth below:

                  a. "Cause" shall mean (1) conduct by the Contractor in connection with the performance of the Consulting Services (as hereinafter defined) that amounts to fraud, dishonesty or willful misconduct in the performance of its duties and responsibilities hereunder; or (2) the failure by the Contractor to provide the Consulting Services in the manner and to the extent required under this Agreement or the breach by the Contractor of any other obligation owed by the Contractor to the Company under this Agreement.



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                  b.    "Consulting Services" shall mean the services described
in Schedule I to this Agreement to be provided by the Contractor to and on behalf of the Company.

                  c. "Renminbi" or "RMB" shall mean the lawful currency of the People's Republic of China.

                  d. "Users" shall mean the number of internet subscribers serviced either directly or indirectly through the Company.

2.       Scope of Consulting Services.
         ----------------------------
                  a. The Company hereby retains the Contractor, and the Contractor hereby accepts engagement by the Company, in a consulting and advisory position in connection with the Project. In such capacity, the Contractor will be responsible for planning and effecting certain component activities of the Project under the direction of the Company as may from time to time be needed, including but not limited to providing technical support, equipment leases, software leasing and maintenance, sales and marketing services and management consultation services, and will determine, and set the time frames for completion of such activities as set forth in Schedule I to this Agreement.

                  b. The Contractor shall submit to the President of the Company or its designee such reports describing the performance of its activities hereunder as may be required by the President of the Company or its designee from time to time.

                  c. Anything herein to the contrary notwithstanding, the parties hereto acknowledge and agree that the Company shall have no right to control the manners means or methods by which the Contractor performs the Consulting Services. Rather, the Company shall be authorized hereunder only to:
(1) direct the Contractor as to the elements of the particular Consulting Services to be performed, the result desired by the Company to be achieved and when the Project and activities comprising the Project are to be completed; (2) inform the Contractor as to where and when such Consulting Services are desired by the Company to be performed; and (3) supervise and assess the performance of the Consulting Services by the Contractor for the limited purposes of assuring that the Consulting Services have been performed and determining the results of the Contractor's efforts.

3.       Compensation.
         ------------
                  a. In consideration for the Consulting Services made available or rendered by the Contractor, the Company shall pay to the Contractor compensation on a monthly basis, based upon the number of Users and the Revenue collected as set forth below:

            Eighty Percent (80%) of total revenue collected per Month

Aggregate compensation for Consulting Services, however, may be adjusted upwards from time to time in order to more accurately reflect the value of Contractor's services by written agreement signed by the Company and Contractor.


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b. The Company will furnish the Contractor with such office space, secretarial and clerical assistance, telephone service and other facilities, services and supplies as may be necessary or appropriate in order for the Contractor to perform the Consulting Services. Such services, facilities and supplies shall not be used other than for the performance of the Consulting Services, unless such other use (1) is first approved by the President of the Company or its designee, or (2) will not result in a substantial increase in the cost to the Company.

c. In addition to the compensation set forth in Section 3(a) of this Agreement, all actual expenses incurred by the Contractor on behalf of the Company which are reasonably necessary and appropriate in performing the Consulting Services, shall be reimbursed to the Contractor by the Company; provided, however, that such reimbursement shall not be obtained unless such expense is approved in accordance with the terms and conditions of the Company's independent contractor expense report policy in effect at the time such expense is incurred or in advance and in writing by the President of the Company or its designee. The Contractor must itemize all expenses for which it requests reimbursement on the invoices required in Section 3(a), which must be accompanied by the original receipts for any single item of expense that exceeds RMB 5000. Contractor shall have the right to review and examine the books and records of the Company on a monthly basis.

4.       Term.
         ----
         The term of this Agreement shall commence from the date of this Agreement for [twenty] years until the Contractor certifies, in its sole discretion, that the Project is completed, or unless sooner terminated as provided herein in Section 5. Except as provided in the preceding sentence, the Company shall have no right to terminate this Agreement and hereby agrees to pay liquidated damages of RMB 20,000,000 if the Company unilaterally terminates this Agreement. Upon termination, all rights and obligations of the parties under this Agreement shall immediately cease and terminate (except for the rights of the Company and the obligations of the Contractor pursuant to Section 9 which shall survive such termination), and the parties shall have no further obligation to each other, except that Company shall pay Contractor compensation and reimbursable expenses accrued and unpaid at the date of termination. If at termination, the Contractor shall have only partially completed the Consulting Services, the compensation accrued shall be equal to the product of the total amount of compensation due under this Agreement multiplied by the percentage of the corresponding Consulting Services that the Contractor can demonstrate it has completed as of the termination date.

5.       Termination.
         -----------
         The engagement of the Contractor by the Company under this Agreement may be terminated only as follows:

         a.     At any time by mutual agreement of the parties hereto;

         b. At any time by the Contractor upon fifteen (15) days prior written notice of termination delivered to the Company in accordance with the provisions of Section 7 hereof;


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c.     For Cause by the Company upon written notice of termination delivered to the Contractor personally or in accordance with the provisions of
Section 7 hereof, such Cause being specified in the notice, provided that the Contractor shall have one month to remedy such Cause; and

         d. By the Contractor upon a breach of this Agreement by the Company and failure by the Company to remedy such breach within fifteen (15) days after notification thereof delivered in accordance with the provisions of Section 7 hereof.

6.       Severability.
         ------------
         In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision in this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

7.       Notices.
         -------
         Any notice required or permitted to be given to the Contractor pursuant to this Agreement shall be given in writing, and personally delivered or mailed to the Contractor by certified mail, return receipt requested, at the address set forth below its signature on this Agreement or at such other address as it shall designate by written notice to the Company given in accordance with this
Section 7, and any notice required or permitted to be given to the Company shall be given in writing, and personally delivered or mailed to the Company by certified mail, return receipt requested, addressed to the Company at the address set forth under the signature of the President of the Company or its designee on this Agreement or at such other address as the Company shall designate by written notice to the Contractor given in accordance with this
Section 7. Any notice complying with this Section 7 shall be deemed received upon actual receipt by the addressee.

8.       Assignment.
         ----------
         This Agreement, and the rights and obligations of the parties hereunder, may be assigned only upon the prior written approval of the parties hereto. The rights and obligations of the parties hereto shall inure to the benefit of, shall be binding upon, and shall be enforceable by the parties hereto and their lawful successors, representatives and assigns.

9.       Independent Contractor; Indemnification.
         ---------------------------------------
         The Contractor is an independent contractor and this Agreement does not constitute or appoint the Contractor as an employee or agent of the Company. The Company shall not be liable for the Contractor's debts, accounts, obligations or other liabilities including, without limitation, the Contractor s obligation to withhold social security and income taxes. The Contractor will indemnify and hold harmless the Company of, from and against any loss, liability, damage, action, cause of action, cost or expense (including, without limitation, attorneys' fees) arising out of or with respect to (1) the payment by the Company of any debt, account, obligation or other liability of the Contractor;
(2) any unauthorized act of the Contractor which may be determined to be binding on the Company, and (3) any claims of third parties made by reason of such unauthorized act.
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10.      Entire Agreement.
         ----------------
         This Agreement, when executed, embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the Company or the Contractor unless made in writing and signed by the parties hereto.

11.      Waiver.
         ------
         The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party.

12.      Governing Law.
         -------------
         This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.





































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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                    The Company:
                                    CHINET

                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------
                                    Address:
                                            -------------------------------

                                    ---------------------------------------

                                    The Contractor:
                                    CBCom China

                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------
                                    Address:
                                            -------------------------------

                                    ---------------------------------------


























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                                   SCHEDULE I
                                   ----------
                          SCOPE OF CONSULTING SERVICES
                          ----------------------------

                  Contractor shall provide:

All equipment, software and engineering services in respect of the internet network for selling services to end users which shall include but not be limited to:

         The engineering design, the integration, the installation and the testing of the internet network, the customization of the internet network protocol and of the network management software; the development of end user interface software and user applications software; the technical support to the internet network and advisory services on maintenance; the supply of equipment and instruments to the internet network.



Consulting services regarding bookkeeping, accounting, banking and financial consulting services related to the collection of revenue from end users for internet services.

Consulting services regarding marketing and selling of prepaid internet service cards to end users for the purpose of dialing and obtaining access into the Company's internet network.

Any and all other consulting services as may be agreed between the parties, from time to time.























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